Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shawn Stewart and Jamie G. Pierson, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission (i) the Registration Statement on Form S-8, registering the shares of common stock, par value $0.01 per share, issuable pursuant to the Forward Air Corporation 2025 Omnibus Incentive Compensation Plan and the Forward Air Corporation 2025 Non-Employee Director Stock Plan (the “New Form S-8”), (ii) the Post-Effective Amendment to Form S-8 Registration Statements (Registration Statement Nos. 333-280279, 333-151198, 333-134294, 333-125872, 333-120250, 333-120249, 333-94249 and 333-211256) (the “Form S-8 POS”), and (iii) the Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (Registration Statement No. 333-280102) (the “Form S-3” and together with the New Form S-8 and the Form S-8 POS, the “New Registration Statements”), and any and all amendments, supplements and exhibits to any of the New Registration Statements, including pre-effective and post-effective amendments or supplements thereto and any additional registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute or resubstitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 13th day of June, 2025.

/s/ Charles L. Anderson	/s/ Dale W. Boyles
Charles L. Anderson Director	Dale W. Boyles Director

/s/ Robert L. Edwards, Jr.	/s/ Christine M. Gorjanc
Robert L. Edwards, Jr. Director	Christine M. Gorjanc Director

/s/ Michael B. Hodge	/s/ Jerome Lorrain
Michael B. Hodge Director	Jerome Lorrain Executive Chairman and Director

/s/ Paul Svindland
Paul Svindland Director